UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/23/2011

Westway Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34586

Delaware	20-4755936
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

365 Canal Street, Suite 2900
New Orleans, LA 70130
(Address of principal executive offices, including zip code)

(504) 525-9741
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 23, 2011, Westway Group, Inc. (the "Company") entered into a Waiver by and between the Company and Agman Louisiana Inc. ("Agman"), the holder of all of the Company's issued and outstanding Series A Convertible Preferred Stock, pursuant to which Agman agreed to an extension until August 11, 2011 of the limited waiver granted by Agman to the Company on December 14, 2010 (the "Original Waiver"). Under the Original Waiver, Agman agreed to waive the Company's compliance with the negative covenants set forth in the Company's Amended and Restated Certificate of Incorporation in order to facilitate the repurchase by the Company of its common stock pursuant to the repurchase program referred to in Item 7.01 of this current report on Form 8-K and further described in Item 7.01 of the report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2010.

Item 7.01.    Regulation FD Disclosure

On December 10, 2010, the Board of Directors of the Company approved a stock repurchase program pursuant to which the Company could repurchase up to 500,000 shares of its Class A common stock. The stock repurchase program was described in Item 7.01 of the Company's report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2010. On June 16, 2011, the Board of Directors of the Company approved an extension of the repurchase program until August 11, 2011, unless earlier terminated or extended by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westway Group, Inc.

Date: June 24, 2011	By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
Chief Financial Officer